As filed with the Securities and Exchange Commission on May 23, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UGI CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2668356 (I.R.S. Employer Identification Number)
500 North Gulph Road, King of Prussia, PA 19406
(610) 337-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen Shea Ballay
General Counsel and Chief Legal Officer
UGI Corporation
500 North Gulph Road, King of Prussia, PA 19406
(610) 337-1000
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ryan J. Maierson
Kevin M. Richardson
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
(713) 546-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
UGI CORPORATION
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the New York Stock Exchange under the symbol “UGI.” On May 22, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $24.62 per share.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean UGI Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
FORWARD-LOOKING INFORMATION
Information contained in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. All forward-looking statements made in this prospectus rely upon the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.
A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you against relying on any forward-looking statement as these statements are subject to risks and uncertainties that may cause actual results to vary from assumed facts or bases, and the differences between actual results and assumed facts or bases can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind our Risk Factors included herein and the following important factors that could affect our future results and could cause those results to differ materially from those expressed in our forward-looking statements: (1) weather conditions, including increasingly uncertain weather patterns due to climate change, resulting in reduced demand, the seasonal nature of our business, and disruptions in our operations and supply chain; (2) cost volatility and availability of energy products, including propane and other LPG, electricity, and natural gas, as well as the availability of LPG cylinders, and the capacity to transport product to our customers; (3) changes in domestic and foreign laws and regulations, including safety, health, tax, transportation, consumer protection, data privacy, accounting, and environmental matters, such as regulatory responses to climate change; (4) inability to timely recover costs through utility rate proceedings; (5) the impact of pending and future legal or regulatory proceedings, inquiries or investigations; (6) competitive pressures from the same and alternative energy sources; (7) failure to acquire new customers or retain current customers thereby reducing or limiting any increase in revenues; (8) liability for environmental claims; (9) increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; (10) adverse labor relations and our ability to address existing or potential workforce shortages; (11) customer, counterparty, supplier, or vendor defaults; (12) liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, acts of war, terrorism, natural disasters, pandemics, and other catastrophic events that may result from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas and LPG in all forms; (13) transmission or distribution system service interruptions; (14) political, regulatory and economic conditions in the United States, Europe and other foreign countries, including uncertainties related to the war between Russia and Ukraine, the conflict in the Middle East, the European energy crisis, and foreign currency exchange rate fluctuations, particularly the euro; (15) credit and capital market conditions, including reduced access to capital markets and interest rate fluctuations; (16) changes in commodity market prices resulting in significantly higher cash collateral requirements; (17) impacts of our indebtedness and the restrictive covenants in our debt agreements; (18) reduced distributions from subsidiaries impacting the ability to pay dividends or service debt; (19) changes in Marcellus and Utica Shale gas production; (20) the success of our strategic initiatives and investments intended to advance our business strategy; (21) our ability to successfully integrate acquired businesses and achieve anticipated synergies; (22) the interruption, disruption, failure, malfunction, or breach of our information technology systems, and those of our third-party vendors or service providers, including due to cyber attack; (23) the inability to complete pending or future energy infrastructure projects; (24) our ability to achieve the operational benefits and cost efficiencies expected from the completion of pending and future business transformation initiatives, including the impact of customer service disruptions resulting in potential customer loss due to the transformation activities; (25) our ability to attract, develop, retain and engage key employees; (26) uncertainties related to global pandemics; (27) the impact of a material impairment of our assets; (28) the impact of proposed or future tax legislation; (29) the impact of declines in the stock market or bond market, and a low interest rate environment, on our pension liability; (30) our ability to protect our intellectual property; (31) our ability to overcome supply chain issues that may result in delays or shortages in, as well as increased costs of, equipment, materials or other resources that are critical to our business operations; and (32) our ability to control operating costs and realize cost savings.
These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speaks only as of the date on which such statement is made. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.ugicorp.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on November 29, 2023.

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 15, 2023.

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Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2023 and March 31, 2024, filed with the SEC on February 1, 2024 and May 2, 2024, respectively.

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Our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on October 25, 2023, November 15, 2023, November 20, 2023, December 5, 2023, December 12, 2023, January 31, 2024, March 1, 2024, March 28, 2024, May 2, 2024 and May 17, 2024.

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The description of our common stock contained in our registration statement on Form 8-B, dated March 23, 1992, as amended by Amendment No. 1 to Form 8-B, dated April 10, 1992, and Amendment No. 2 to Form 8-B dated April 17, 1996, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
UGI Corporation
500 North Gulph Road, King of Prussia, PA 19406
(610) 337-1000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
The Company is a holding company that, through subsidiaries and affiliates, distributes, stores, transports and markets energy products and related services. In the United States, we own and operate (1) a retail propane marketing and distribution business, (2) natural gas and electric distribution utilities, and (3) energy marketing (including renewable natural gas (“RNG”)), midstream infrastructure, storage, natural gas gathering and processing, natural gas production, electricity generation and energy services businesses. In Europe, we market and distribute propane and other liquefied petroleum gas (“LPG”) and market other energy products and services. Our subsidiaries and affiliates operate principally in the following four business segments:
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AmeriGas Propane

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UGI International

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Midstream & Marketing

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UGI Utilities

The AmeriGas Propane segment consists of the propane distribution business of AmeriGas Partners, L.P., a Delaware limited partnership and an indirect wholly owned subsidiary of the Company (the “Partnership”). The Partnership conducts its domestic propane distribution business through its principal operating subsidiary, AmeriGas Propane, L.P., and is the nation’s largest retail propane distributor based on the volume of propane gallons distributed annually. The general partner of the Partnership is our wholly owned subsidiary, AmeriGas Propane, Inc.
The UGI International segment consists of LPG distribution businesses conducted by our subsidiaries and affiliates in Austria, Belgium, the Czech Republic, Denmark, Finland, France, Hungary, Italy, Luxembourg, the Netherlands, Norway, Poland, Romania, Slovakia, Sweden and the United Kingdom. Based on reported market volumes for 2022, which is the most recent information available, UGI International, LLC (“UGI International”) believes that it is the largest distributor of LPG in France, Austria, Belgium, Denmark and Luxembourg and one of the largest distributors of LPG in Norway, Poland, the Czech Republic, Slovakia, the Netherlands and Sweden.
The Midstream & Marketing segment consists of energy-related businesses conducted by our indirect, wholly owned subsidiary, UGI Energy Services, LLC (“Energy Services”). These businesses (i) conduct energy marketing, including RNG, in the Mid-Atlantic region of the United States and California, (ii) own and operate natural gas liquefaction, storage and vaporization facilities and propane-air mixing assets, (iii) manage natural gas pipeline and storage contracts, (iv) develop, own and operate pipelines, gathering infrastructure and gas storage facilities in the Marcellus and Utica Shale regions of Pennsylvania, eastern Ohio, and the panhandle of West Virginia, (v) own electricity generation facilities, and (vi) develop, own and operate RNG production facilities. Energy Services and its subsidiaries’ storage, liquefied natural gas and portions of its midstream transmission operations are subject to regulation by the Federal Energy Regulatory Commission (“FERC”).
The UGI Utilities segment consists of the regulated natural gas and electric distribution businesses of our wholly owned subsidiary, UGI Utilities, Inc. (“UGI Utilities”), and the regulated natural gas distribution business (“Gas Utility”) of our indirect, wholly owned subsidiary, Mountaineer Gas Company (“Mountaineer”). Gas Utility serves customers in Eastern and Central regions of Pennsylvania and in portions of one Maryland county, and Mountaineer serves customers in West Virginia. UGI Utilities’ regulated electric distribution utility (“Electric Utility”) serves customers in portions of Luzerne County and Wyoming County in the Northeastern region of Pennsylvania. Gas Utility is subject to regulation by the Pennsylvania Public Utility Commission (“PAPUC”) and FERC and, with respect to its customers in Maryland, the Maryland Public Service Commission. Mountaineer is subject to regulations by the Public Service Commission of West Virginia and FERC. Electric Utility is subject to regulation by the PAPUC and FERC.
We filed our original articles of incorporation with the Secretary of the Commonwealth of Pennsylvania on December 20, 1991.
Our principal executive offices are located at 500 North Gulph Road, King of Prussia, PA 19406, and our telephone number is (610) 337-1000.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Information” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is based on the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”), the Company’s Amended and Restated Bylaws (the “Bylaws”) and relevant provisions of the law of the Commonwealth of Pennsylvania. This summary is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, the Articles, Bylaws and the laws of the Commonwealth of Pennsylvania. See “Where You Can Find More Information; Incorporation by Reference.”
Our authorized capital stock consists of:
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450,000,000 shares of common stock, without par value (“common stock”);

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1,000 shares of restructuring stock, without par value (“restructuring stock”);

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5,000,000 shares of series preference stock, without par value (“preference stock”); and

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5,000,000 shares of series preferred stock, without par value (“preferred stock,” and the restructuring stock, the preference stock and the preferred stock, collectively, the “senior stock”).

There are no shares of restructuring stock, preference stock or preferred stock issued and outstanding. The outstanding shares of the Company’s common stock are fully paid and nonassessable.
Common Stock
Voting Rights
Pursuant to Pennsylvania law and the Articles, each holder of a share of common stock is entitled to one vote for each share of common stock held of record on all matters on which shareholders are entitled to vote. No holder of common stock is entitled to cumulative voting with regard to the election of the directors.
Dividend Rights
The holders of the Company’s common stock are entitled to receive dividends as and when declared by the Company’s Board of Directors (the “Board”) out of legally available funds, subject to any preferential dividend rights of holders of outstanding shares of senior stock. Pennsylvania law generally prohibits the payment of dividends and the repurchase of capital stock if the Company is insolvent or if the Company would become insolvent after the dividend or repurchase.
Liquidation and Other Rights
In the event of the liquidation, dissolution or winding up, either voluntarily or involuntarily, of the Company, subject to the rights and preferences of the holders of any outstanding shares of senior stock, holders of common stock will be entitled to share pro rata in all of the Company’s remaining assets available for distribution.
Miscellaneous
The holders of the Company’s common stock do not have preemptive rights or conversion rights, and there are no redemption or sinking fund provisions applicable to the Company’s common stock. Holders of fully paid shares of the Company’s common stock are not subject to any liability for further calls or assessments.
Ability to Issue Preference Stock and Preferred Stock
The Board may in its discretion, without shareholder approval, at any time or from time to time, issue or cause to be issued all or any part of the authorized and unissued shares of preference stock or preferred stock.

The following description of the authorized preference stock and preferred stock is provided to explain the impact any such issuance may have on the rights of the common stock. The description is not a complete description of the preference stock and preferred stock and is qualified in its entirety by reference to the Articles and Bylaws.
Except as otherwise provided in a Board resolution, all preference stock of all series will be identical to each other. With respect to the preference stock of all series which rank equally as to payment of dividends and distributions on liquidation, if such amounts are not paid in full, all preference stock of such series will participate ratably in the payment of dividends and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable to holders of such series of preference stock were discharged in full.
Pursuant to the Articles, 1,000,000 shares of preference stock have been designated as “First Series Preference Stock.”
Preference Stock
The Articles provide that that following general terms of the preference stock apply to the First Series Preference Stock and, if included in a resolution of the Board or any committee thereof establishing any other series of preference stock, to any other preference stock issued by the Company.
Dividends
Dividends on the preference stock will be cumulative and only after dividends on all outstanding preference stock for all past quarterly periods has been paid and full dividends for the current dividend period declared and a sum sufficient for the payment set apart (and any sinking fund obligations are not in arrears) may any dividends be paid to the holders of the common stock and other shares ranking junior to the preference stock with respect to the payment of dividends.
Liquidation
On any liquidation, before any payment or distribution is made to the holders of any common stock or shares of any other class which, with respect to distributions on liquidation, rank junior to the preference stock, the holders of the preference stock, subject to any preference of the preferred stock, will be entitled to be paid the stated amount fixed by the Board in respect of each outstanding series of preference stock plus in each case an amount equal to all accumulated and unpaid dividends to the date of the liquidation payment, whether or not such dividends have been earned or declared. After the liquidation payment has been made in full to the holders of preference stock, they will be entitled to no further payment or distribution.
Voting Rights
Holders of the preference stock generally have no voting rights. However, in the event that dividends on any of the preference stock are in arrears for an amount equal to six full quarterly dividends, the holders of the preference stock for which dividends are in arrears, subject to the terms of the preferred stock, will be entitled to vote non-cumulatively at all elections of Directors of the Company, and to receive notice of all shareholders meetings to be held for such purpose. At such meetings the holders of such preference stock, voting separately as a class, will be entitled to elect two members of the Board; and all other Directors of the Company will be elected by the other shareholders of the Company entitled to vote in the election of directors. The voting rights of the holders of such preference stock will continue until all accumulated and unpaid dividends have been paid.
Without the consent of the holders of at least a majority of the preference stock at the time outstanding, the Company will not merge into or consolidate with any other corporation or corporations, become a party to a share exchange or division, or sell, lease or otherwise dispose of all or substantially all of its assets, unless such merger, consolidation, share exchange, division, sale, lease or other disposition has been ordered, permitted or approved by the SEC under the provisions of the Public Utility Holding Company Act of 1935 as now in effect or as hereafter amended or by any successor commission.

First Series Preference Stock
Ranking
The First Series Preference Stock will rank junior to all other series of senior stock as to the payment of dividends and the distribution of assets, unless the terms of any such series provides otherwise.
Dividends
The quarterly dividend rate on the shares of First Series Preference Stock will be the greater of (x) $50.00 or (y) subject to the provision for adjustment for events such as stock splits, stock dividends and recapitalizations with respect to the common stock set forth in the Articles, 200 times the aggregate per share amount of all cash and non-cash dividends or other distributions other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise).
Voting Rights
Subject to the provision for adjustment for events such as stock splits, stock dividends and recapitalizations with respect to the common stock set forth in the Articles, each share of First Series Preference Stock will entitle the holder to 200 votes on all matters submitted to a vote of the shareholders of the Company.
Except as otherwise provided in the Articles or Bylaws, the holders of shares of First Series Preference Stock and the holders of shares of common stock will vote together as one class on all matters submitted to a vote of shareholders of the Company.
Liquidation
In the event of any voluntary liquidation, dissolution or winding up of the Company and subject to the distributions to be made with respect to preferred or preference stock senior to the First Series Preference Stock, no distribution will be made to the holders of shares of stock ranking junior (either as to dividends or liquidation) to the First Series Preference Stock unless, prior thereto, the holders of shares of First Series Preference Stock have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions, whether or not declared, to the date of such payment. Following the payment of the full amount of this liquidation preference, no additional distributions will be made to the holders of shares of First Series Preference Stock unless, prior thereto, the holders of common stock have received certain payments as described in the Articles.
Consolidation; Merger
If the Company enters into any consolidation, merger, combination, share exchange, division or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of First Series Preference Stock will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment for events such as stock splits, stock dividends and recapitalizations with respect to the common stock set forth in the Articles) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.
Other Preferred Stock and Preference Stock
The Board is authorized, at any time or from time to time, to divide any or all of such other shares of preference stock or any shares of preferred stock into one or more other series or classes, to fix and determine the number of shares and the designation of such series or class, and to fix and determine the voting rights, designations, preferences, limitations and special rights of any such class or series, to the fullest extent permitted by the laws of the Commonwealth of Pennsylvania.

The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preference stock or preferred stock so issued.
Restructuring Stock
Shares of restructuring stock may be issued or transferred only to a corporation of which substantially all of the common or residual securities are owned, directly or indirectly, by the Company. The description below is not complete and is qualified in its entirety by reference to the Articles.
Voting Rights
At all meetings of the shareholders of the Company, the holders of restructuring stock will be entitled to one vote for each share of restructuring stock held by them. Except as otherwise provided in the Articles or by law, holders of restructuring stock and common stock, and any other series of the senior stock having voting rights as a single class with the common stock, will vote together as a single class.
Dividends
Whenever full dividends or other distributions on all series of preferred stock and preference stock at the time outstanding having preferential dividend or other distribution rights have been paid or declared and set apart for payment, then dividends or other distributions, as may be determined by the Board of directors may be declared and paid on the restructuring stock, out of legally available funds.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, after paying or providing for the payment to the holders of shares of all series of preferred stock and preference stock of the full distributive amounts to which they are entitled, the holders of restructuring stock will be entitled to receive, as a liquidating distribution and in lieu of any other share in the net assets of the Company, all equity securities owned by the Company other than any “voting security” of any “public utility company” or “holding company,” as those terms are then defined in the Public Utility Holding Company Act of 1935 or any successor statute.
Exchange Rights
Upon written notice to the Company, accompanied by a certificate or certificates representing all of the then outstanding shares of restructuring stock, holders of restructuring stock will be entitled to exchange such shares for all equity securities then owned by the Company other than any “voting security” of any “public utility company” or “holding company,” as those terms are then defined in the Public Utility Holding Company Act of 1935 or any successor statute.
Anti-Takeover Effect of the Company’s Governing Documents and Pennsylvania Business Corporation Law
The Articles and the Bylaws contain a number of provisions relating to corporate governance and to the rights of the Company shareholders. Certain of these provisions may have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of the Company. In addition, certain provisions of Pennsylvania law may have a similar effect.
Anti-Takeover Law Provisions under the Pennsylvania Business Corporation Law
The Company is subject to provisions of Chapter 25 of the Pennsylvania Business Corporation Law, as amended (the “PBCL”), which may have the effect of discouraging or rendering more difficult a hostile takeover attempt against the Company. These include:
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certain transactions with interested shareholders (such as mergers or sales of assets between the Company and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders generally require approval by a majority of the disinterested shareholders (Section 2538);

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shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” as determined in an appraisal proceeding for a reasonable period after the 20% stake is acquired (Subchapter E —  Sections 2541-2547);

•
a five-year moratorium exists on certain business combinations with a 20% or more shareholder (Subchapter F —  Sections 2551-2556);

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existing shareholders of a corporation in certain circumstances are able to block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition (Subchapter G —  Sections 2561-2568); and

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enable the Company to recover certain payments made to shareholders who have evidenced an intent to acquire control of the Company (Subchapter H, Sections 2571-2576).

Existence of the above provisions could result in the Company being less attractive to a potential acquirer or result in our shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.
Shareholder Action by Written Consent
The Bylaws provide that except when acting by unanimous consent to remove a director or directors, the shareholders of the Company may act only at a duly organized meeting.
Advance Notice Requirements
The Bylaws allow shareholders to propose business to be brought before an annual meeting by giving prior written notice in proper form to the secretary of the company.
A nomination proposed to be at an annual meeting will be timely submitted, which generally means being submitted in writing to the secretary of the Company no later than the close of business on the 45th calendar day prior to the one-year anniversary of the date that the definitive proxy statement was filed with the SEC for the immediately preceding year’s annual meeting of shareholders or special meeting held in lieu thereof.
Nomination may be made at a meeting of shareholders called for the purpose of election of directors only upon written notice of the shareholder’s intent to make such nominations at the meeting delivered to the secretary of the Company (i) not later than the close of business on the 45th calendar day prior to the one-year anniversary of the date that the definitive proxy statement was filed with the SEC for the immediately preceding year’s annual meeting of shareholders or special meeting held in lieu thereof; or (ii) in the case of a special meeting called by shareholders, not later than the later of (y) 90 calendar days prior to the date of such meeting and (z) 10 calendar days following the date such date is first publicly disclosed.
In addition to the director nomination process described above, the Bylaws permit an eligible shareholder, or a group of up to twenty (20) eligible shareholders, owning at least three percent (3%) of the Company’s outstanding common stock continuously for at least (3) years to nominate, and include in the Company’s annual meeting proxy materials, director nominees constituting up to the greater of (i) two (2) directors or (ii) up to twenty percent (20%) of the Board, provided that the shareholder(s) and the nominee(s) satisfy various additional terms, conditions, and requirements set forth in the Bylaws.
Special Meetings of Shareholders
The Bylaws provide that special meetings of the shareholders may only be called (i) at any time and for any purpose or purposes by the chief executive officer or the Board pursuant to a resolution adopted by the Board, or (ii) by the secretary of the Company upon the written request of the record shareholders of the corporation who hold, in the aggregate, not less than 20% of the outstanding shares of the corporation that would be entitled to vote at the meeting.
Exercise of Director Powers Generally
Under Pennsylvania law, a corporation’s directors must act in good faith in a manner which they reasonably believe to be in the best interests of the corporation and with such care, including the skill and diligence that a person of ordinary prudence would exercise under the circumstances and reasonable inquiry into issues required by Pennsylvania law to be considered in the circumstances and factors and interests they deem appropriate.
In considering the best interests of the corporation, Section 1715 of the PBCL provides that the directors of a corporation are not required to regard the interests of the shareholders as being dominant or controlling in making decisions concerning takeovers or any other matters. The directors may consider, to the extent they deem appropriate, among other things, (1) the effects of any proposed action upon any or all groups affected by the action, including, among others, shareholders, employees, creditors, customers and suppliers, (2) the short-term and long-term interests of the corporation, (3) the resources, intent and conduct of any person or group seeking to acquire control of the corporation and (4) all other pertinent factors. Under Pennsylvania law, the fiduciary duty of directors does not require them to take action (including under any of the anti-takeover laws) solely because of the effect that such action might have on a potential or proposed acquisition of control of the corporation, or on the consideration that might be offered or paid to shareholders in such an acquisition.
Exclusive Forum
Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive judicial forum for the following actions and proceedings will be any state court located in Montgomery County, Pennsylvania, unless no state court located within such county has jurisdiction over a particular action or proceeding, in which case the sole and exclusive judicial forum for such action or proceeding will be the federal United States District Court for the Eastern District of Pennsylvania:
•
any derivative action or proceeding brought on behalf of the Company;

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any action or proceeding asserting a claim of breach of duty owed by any director, officer or other employee of the Company or our shareholders;

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any action or proceeding asserting a claim against the Company, or any director, officer or other employee of the Company arising pursuant to, or involving any interpretation or enforcement of, any provision of the PBCL, the Company’s Articles of Incorporation or the Bylaws; or

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any action or proceeding asserting a claim peculiar to the relationships between or among the Company and its officers, directors and shareholders, or otherwise governed by or involving the internal affairs doctrine.

Authorized but Unissued Shares
Subject to applicable law and stock exchange rules, the Company’s authorized but unissued shares of common stock, preference stock, and preferred stock are available for future issuance without your approval. The existence of authorized but unissued shares of common stock, preference stock, and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s common stock is Computershare Inc.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, the “Company” “we,” “our” or “us” refer to UGI Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the Board and set forth or determined in the manner provided in a resolution of the Board, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•
the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•
any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving entity or the successor person (if other than the Company ) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or the Company and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; or

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Jessica Milner, Vice President, Deputy General Counsel and Corporate Secretary of UGI Corporation, King of Prussia, Pennsylvania, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of UGI Corporation. Latham & Watkins will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of UGI Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of UGI Corporation appearing in UGI Corporation’s Annual Report (Form 10-K) for the year ended September 30, 2023, and the effectiveness of UGI Corporation’s internal control over financial reporting as of September 30, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$(1)
FINRA filing fee	$(1)(2)
The New York Stock Exchange supplemental listing fee	$(1)(2)
Printing expenses	$(1)(2)
Legal fees and expenses	$(1)(2)
Accounting fees and expenses	$(1)(2)
Blue Sky, qualification fees and expenses	$(1)(2)
Transfer agent fees and expenses	$(1)(2)
Trustee fees and expenses	$(1)(2)
Depositary fees and expenses	$(1)(2)
Warrant agent fees and expenses	$(1)(2)
Miscellaneous	$(1)(2)
Total	$(1)(2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(1)(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Section 1741 of the PBCL provides that a business corporation may indemnify directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action or proceeding (other than an action by or in the right of the corporation), provided that the person in question acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 provides that a business corporation may indemnify its directors and officers solely against expenses (including attorneys’ fees) if the action or proceeding is by or in the right of the corporation. In addition, Section 1742 states that indemnification shall not be made if the person has been adjudged to be liable to the corporation unless and only to the extent it is judicially determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification for certain expenses. Section 1743 requires a corporation to indemnify its present or former directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.
Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached or failed to perform the duties of a director under applicable law, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of responsibility or liability under a criminal statute. Section 4.01 of our Bylaws limits the liability of any director to the fullest extent permitted by Section 1713 of the PBCL. Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of our Bylaws provides for indemnification of directors, officers and other agents to the extent otherwise permitted by Section 1741 of the PBCL and pursuant to the authority of Section 1746 of the PBCL.
Article VII of our Bylaws provides, except as expressly prohibited by law or as a result of a final arbitration decision under Section 7.06 of the Bylaws, an unconditional right to indemnification for expenses and any liability paid or incurred by any of our directors or officers, or any other person designated by the Board as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of us, or, at our request, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under federal securities laws.
Unlike the provisions of PBCL Sections 1741 and 1742, Article VII does not require us to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the PBCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that otherwise would be required, and that right is enforceable against us as long as indemnification is not prohibited by law or a final arbitration decision. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require us to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require us to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board.
Section 7.03 of our Bylaws requires us to pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by a director or officer in specified circumstances upon receipt of an undertaking by or on behalf of him or her to repay the amount if it is ultimately determined pursuant to Section 7.06 of the Bylaws that he or she is not entitled to be indemnified by us pursuant to Article VII. Section 7.04 of our Bylaws authorizes us to further effect or secure our indemnification obligations by entering into indemnification agreements, maintaining insurance, acting as self-insurer, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit or using any other means that may be available from time to time.
Section 5.01(c) of our Bylaws limits the personal liability of our officers to us and our shareholders for monetary damages for any action taken, or any failure to take action, unless the officer has breached or failed to perform the applicable duties of his or her office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Section 5.01(c), however, does not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16.   Exhibits
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	(Second) Amended and Restated Articles of Incorporation of the Company as amended through June 6, 2005 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005 and filed on August 8, 2005) (File No. 001-11071).
3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 4, 2014) (File No. 001-11071).
3.3	Amended and Restated Bylaws of the Company, amended and restated as of May 3, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 9, 2023) (File No. 001-11071).
4.1*	Form of Specimen Certificate Representing Preferred Stock.
4.2	Form of Indenture (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on May 17, 2021) (File No. 333-256180).
4.3*	Form of Debt Security.
4.4*	Form of Deposit Agreement.
4.5*	Form of Warrant.
4.6*	Form of Warrant Agreement.
4.7*	Form of Purchase Contract Agreement.
4.8*	Form of Unit Agreement.
5.1	Opinion of Jessica Milner, Deputy General Counsel of UGI Corporation.
5.2	Opinion of Latham & Watkins LLP.
23.1	Consent of Jessica Milner, Deputy General Counsel of UGI Corporation (included in Exhibit 5.1).
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture filed as Exhibit 4.2 above.
107.1	Filing Fee Table

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia in the Commonwealth of Pennsylvania, on May 23, 2024.
UGI CORPORATION
By:
/s/ Sean O’Brien

Name:
Sean O’Brien

Title:
Chief Financial Officer

POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Sean O’Brien, Mario Longhi and Kathleen Shea Ballay, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Mario Longhi Mario Longhi	Interim President and Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2024
/s/ Sean O’Brien Sean O’Brien	Chief Financial Officer (Principal Financial Officer)	May 23, 2024
/s/ Jean Felix Tematio Dontsop Jean Felix Tematio Dontsop	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	May 23, 2024
/s/ M. Shawn Bort M. Shawn Bort	Director	May 23, 2024
/s/ Theodore A. Dosch Theodore A. Dosch	Director	May 23, 2024

SIGNATURE	TITLE	DATE
/s/ Alan N. Harris Alan N. Harris	Director	May 23, 2024
/s/ William J. Marrazzo William J. Marrazzo	Director	May 23, 2024
/s/ Kelly A. Romano Kelly A. Romano	Director	May 23, 2024
/s/ Santiago Seage Santiago Seage	Director	May 23, 2024